EXHIBIT 10.18

                     COMMERCIAL RECEIVABLES AGREEMENT

1.  INTRODUCTION

    COMMERCIAL RECEIVABLE AGREEMENT (this "Agreement") is entered into this 8th day of November, 2001 by and between ALAMO CAPITAL CORPORATION ("ACC") and PSR NURSES, LTD (the "Seller"). Subject to the terms and conditions of this Agreement, ACC wishes to purchase from the Seller and the Seller wishes to sell, assign and transfer to ACC certain of its Commercial Receivables, as defined herein, during the term of this Agreement. Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in Appendix I to this Agreement.

    Commercial Receivables, as used in this Agreement, means only those Commercial Receivables accepted by ACC for purchase from the Seller and which constitute the amounts due the Seller from Obligors. Commercial Receivables includes accounts receivable billed to both Governmental Obligors and Non-Governmental Obligors.

    THIS IS NOT A FINANCING ARRANGEMENT OR AGREEMENT. SELLER IS AGREEING TO A SALE OF THE COMMERCIAL RECEIVABLES AS SPECIFICALLY PROVIDED HEREIN.

2.  SALE TRANSFER AND ASSIGNMENT TO ACC

    (a) The Seller hereby sells, transfers, conveys and assigns to ACC all of the Seller's right, title and interest in and to all Commercial Receivables as are accepted by ACC for purchase hereunder, together with all replacements and proceeds thereof, and all right, title and interest of the Seller to the proceeds represented by such Commercial Receivables and all rights available to the Seller under all applicable agreements, laws, rules, regulations, orders and/or ordinances with respect to such Commercial Receivables.

(b)	ACC's rights with respect to the Commercial Receivables purchased hereunder include, but are not limited to, the right to: (i) sell, assign, transfer, pledge, encumber, settle, and/or compromise any or all of such Commercial Receivables; (ii) do all acts necessary or advisable in furtherance of any rights of ACC hereunder; (iii) demand, receive and sue, in the Seller's name at ACC's option, for any monies due or which may become due under such Commercial Receivables or for enforcement of any rights afforded the Seller with respect thereto; (iv) substitute one or more Persons with like powers; and (v) sign and endorse on behalf of the Seller all checks and instruments received in connection with Collections on the Commercial Receivables and the Seller hereby irrevocably appoints ACC the attorney-in-fact of the Seller for such purpose; and the Seller hereby specifically authorizes, ratifies and confirms all that ACC or its substitutes shall do by virtue hereof. The Seller specifically agrees to execute and/or prepare, and file or publish, all at the request and direction of ACC, any and all documentation and/or notice of ACC's rights herein as may be necessary or advisable, in ACC's discretion, to effect the terms hereof or protect ACC's interest herein described. In no event shall ACC be responsible, in whole or in part, for any duties, performance or obligations of the Seller nor shall the Seller be relieved thereof by reason of this Agreement.

    (c) This Agreement is intended to, and does, evidence a seller and purchase relationship between ACC, as purchaser, and the Seller, as seller, and shall be interpreted to accomplish such in all events. Both parties hereto agree to modification and reformation of their rights and/or duties hereunder to the extent necessary, but only to such extent, to avoid classification of the Agreement, and the relationship between ACC and the Seller created hereby, as a mere financing arrangement.

    (d) As a condition precedent to the first purchase of Commercial Receivables by ACC from the Seller, the following actions shall have been taken to the satisfaction of ACC:

        (1) acknowledgment copies of proper financing statements (Form UCC-1) naming the Seller as the debtor/seller and naming ACC as the secured party/purchaser or other similar documents or instruments as may be necessary, or in the opinion of ACC, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect ACC's interest in all Commercial Receivables which may be sold to ACC hereunder;

        (2) certified copies (or copies otherwise satisfactory to ACC) of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a Person acceptable to ACC) listing all effective financing statements (including those referred to in (1) above) which name the Seller (under its present name and any previous name) as debtor or seller and which are filed in the jurisdictions in which filings were made pursuant to (1) above, together with copies of such financing statements and searches of applicable federal and state court and agency dockets and lien records showing all judgment, tax and ERISA liens affecting the Seller or its Commercial Receivables, none of which (except those filed pursuant to (1) above) shall cover any Commercial Receivables to be purchased by ACC or any related Contracts unless the documents referred to in (3) below cover such financing statements;

        (3) releases of and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person in Commercial Receivables previously granted by the Seller;

        (4) notices to each Obligor substantially in the form of Exhibit
H-1, and

        (5) such other documents, opinions or certificates as ACC may reasonably request including but not limited to, legal opinions from counsel to the Seller.

    (e) As a condition precedent to the continuing obligation of ACC to purchase Commercial Receivables after the first purchase of Commercial Receivables by ACC from the Seller, the following conditions (in addition to those enumerated under Section 2(d) herein above) shall be satisfied by the Seller:

        (1) All representations and warranties of the Seller contained herein and in each other Seller Agreement shall be true and complete in all material respects (determined for this purpose as if all qualifications to such representations and warranties based on knowledge or materiality were omitted) at all times during the term of this Agreement;

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        (2) The Seller shall have performed and complied in all material respects with all obligations and agreements and all covenants and conditions contained in this Agreement and in each other Seller Agreement to which it is a party to be performed or complied with by it at all tunes (such performance or compliance to be determined for this purpose as if all qualifications to such obligations, agreements, covenants and conditions based on the use of diligent efforts or best efforts were omitted) and ACC shall have received evidence, in form and substance reasonably satisfactory to it, of such performance and compliance; and

        (3) All corporate actions necessary to authorize (i) the execution, delivery and continuing performance by the Seller of this Agreement and of each other Seller Agreement to which it is a party and (ii) the consummation of the transactions contemplated hereby and thereby shall have been and shall continue to be duly and validly taken by the Seller and shall be in full force and effect. All such actions and all other actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related easonably satisfactory to and approved by counsel for ACC and such counsel shall be furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested from time to time.

        (4) The Seller covenants and agrees that, on and after the date hereof, all invoices to be sent to Obligors (and return envelopes, if provided by the Seller) shall set forth-only the address of ACC as a return address for payment of Commercial Receivables. The Seller hereby further covenants and agrees to instruct and notify each of the members of the Seller's accounting an collections staff and of ACC's accounting and collection staff to provide identical information in communications with Obligors with respect to collections. The Seller shall not change such return address or the instructions in any Obligor Notice without the express prior written consent of ACC.

     (5) All deliveries and notifications referred to in this Section shall be made promptly upon the Seller's receipt of any such amount or information and delivery to ACC no later than 10:00 a.m. Central Time on the first Business Day after the day any such amount is received or collected by the Seller.

3.  SECURITY INTEREST

    The Seller and ACC intend that the transfers of Commercial Receivables effected pursuant to this Agreement and the applicable Assignments constitute true sales of such Commercial Receivables by the Seller to ACC, providing ACC with the full benefits of ownership thereof, and neither the Seller nor ACC intends the transactions contemplated hereby to be, or for any purpose to be characterized as, a mere financing arrangement or as a loan from ACC to the Seller. However, as a precautionary matter, (i) to secure the prompt payment and performance of all of the Seller's obligations (whether monetary or otherwise) under or in connection with this Agreement including, but not limited to, the Seller's liability to ACC for Damages and the Seller's obligation to pay amounts which may become due and owing under Section 12 hereof, the Seller hereby assigns, pledges and grants to ACC a first priority security

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interest in, and to and under all of the following, whether now or hereafter existing or acquired: the Commercial Receivables purchased by ACC, all related Contracts and all Collections with regard thereto, any and all amounts now or hereafter due to the Seller from the Reserve Account and replacements and proceeds thereof, any and all amounts which may become due to the Seller from ACC with respect to the balance of the Purchase Price due with respect to any Commercial Receivable purchased by ACC hereunder, all funds on deposit in any lockbox, each of the foregoing and all certificates and instruments, if any, from time to time evidencing the Reserve Account and the Lockbox Accounts, if any, and funds on deposit therein, all claims thereunder or in connection therewith all interest dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all proceeds and amounts received or receivable under any or all of the foregoing and (ii) this Agreement shall constitute a security agreement under the UCC as amended from time to time.

4.  ACC PURCHASE PRICE

     The Purchase Price payable by ACC upon the purchase of Commercial Receivables under this Agreement shall be paid as follows:

        (i) an amount equal to the aggregate Initial Payment with respect to Commercial Receivables purchased on an Acquisition Date shall be paid by ACC to the Seller upon notice by ACC to the Seller of the purchase by ACC of those specific Commercial Receivables;

        (ii) when the Asset Value of all Commercial Receivables having the same Acquisition Date has been reduced to zero, as determined by ACC, an amount equal to the balance of the Purchase Price for such Commercial Receivables;

    It is specifically agreed that Commercial Receivables will be purchased hereunder in groups and identified by reference to the written Assignment or Schedule on which such Commercial Receivables constituting a group are listed. Each such group will be identified by a designated Assignment or Schedule Number (Contract Number) and designated Acquisition Date.

5.  ACC PERFORMANCE

    (a) In consideration for the Seller's performance as described above and elsewhere herein, which performance shall be a condition precedent to any duties of ACC hereunder, ACC covenants and agrees to purchase all Commercial Receivables specifically identified by ACC as acceptable to ACC, in ACC's sole discretion, subject to the Maximum Purchase Ceiling identified by ACC in Exhibit B attached hereto and incorporated herein. ACC's Maximum Purchase Ceiling is identified as the maximum Net Value, as of any date of determination, on Commercial Receivables purchased from the Seller.

    (b) The Seller shall offer, in writing, all Commercial Receivables created by it to ACC for purchase from time to time throughout the term hereof under the terms and conditions of this Agreement, with specific identification of such Commercial Receivables and the terms

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thereof. ACC shall notify the Seller, within a reasonable time, of those proffered Commercial Receivables which are acceptable to ACC for purchase.

6.  RESERVE ACCOUNT

    (a) ACC agrees to maintain the Reserve Account to which ACC shall credit all Collections on the Commercial Receivables received by ACC less all amounts payable to ACC hereunder or deductible from the Purchase Price, including amounts due ACC with respect to the Asset Value of purchased Commercial Receivable, and subject to application for amounts due ACC as described herein. The Reserve Account shall be administered and controlled solely by ACC.

        (1) The Net Purchase Price, if any, owed the Seller under Section 4 with respect to a specific Schedule and amounts representing payments on or proceeds of Commercial Receivables of the Seller not owned by ACC ("Non-purchased Receivables Collections") shall be payable by ACC from the Reserve Account. Such Net Purchase Price shall be paid only after: (i)
ACC shall have recovered the Asset Value of all Commercial Receivables in the applicable Schedule, in full; (ii) ACC shall have been paid in full for all Fees and Reimbursable Expenses associated with each Commercial Receivable in the applicable Schedule purchased from the Seller on the related Acquisition Date; and (iii) the Seller shall be in full compliance hereunder with regard to all Commercial Receivables purchased from the Seller at any Acquisition Date. Nonpurchased Receivables Collections from time to time on deposit in the Reserve Account shall be applied by ACC (i) to the payment of any amounts due ACC for Damages hereunder and (ii) to the payment of any other amounts due ACC hereunder. If there is no then continuing event of default hereunder and no amounts described in the immediately preceding sentence are then due to ACC, amounts representing Nonpurchased Receivables Collections on deposit in the Reserve Account, as determined by ACC, shall be distributed to the Seller weekly.

        (2) ACC shall be entitled, in its sole discretion and without notice to the Seller, to apply any balance in the Reserve Account to: (i) subject to the terms of this Agreement, to payment of any amounts due and owing to ACC with respect to Damages, (ii) the payment of any sums which shall have become owing to ACC by the Seller under the provisions of this Agreement; and (iii) the liquidation of any Commercial Receivables or the payment of any obligations which shall have become owing or which will become owing to ACC under this Agreement or any guaranty given in connection with this Agreement in the event of and at the time of filing or institution of a proceeding in receivership or insolvency by or against the Seller or any guarantor of the Seller's obligations under this Agreement.

    (b)	If ACC determines that a Commercial Receivable purchased by or assigned to ACC is a Rejected Receivable, the Seller shall have five (5) calendar days after receipt of notice of such determination from ACC in which to take such action as may be necessary to cause that Commercial Receivable not to be a Rejected Receivable. If such corrective action is not completed by the Seller to the satisfaction of ACC by the end of such five (5) day period, (i) the Seller shall be required, if directed to do so by ACC, to substitute for that Rejected Receivable one or more Commercial Receivables representing amounts billed to an Obligor within forty (40) days of the Seller's rendering the related services and which Commercial Receivables have an aggregate Asset Value equal to or greater than the Asset Value of the Rejected Receivable or (ii),

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if substitution is directed by ACC but not completed within five (5) days of such direction or if substitution is not directed by ACC, there shall be immediately due and owing to ACC from the Seller, as the mutually agreed to damages for the breach of the representation and warranty causing such Commercial Receivable to be a Rejected Receivable, an amount equal to the then Asset Value of that Rejected Receivable (such amount, the "Damages" for that Rejected Receivable).

    Damages, if any, shall be an obligation of the Seller to ACC until paid or provided for in accordance with this Agreement. The Seller hereby authorizes and directs ACC to deduct, for the account of the Seller, the amount of any unpaid Damages from (i) the Initial Payments due the Seller on any Acquisition Date, (ii) any other amounts due to the Seller under this Agreement or (iii) any amounts from time to time and at any time, without regard to the source thereof, in the Reserve Account and any Net Purchase Price due the Seller. Any such deductions shall be made at the direction of ACC and on such dates as determined by ACC. ACC shall provide notice of any unpaid Damages to the Seller, which notice shall be deemed demand by the Seller for immediate payment of the unpaid Damages listed therein.

    (c) In addition to all other rights and remedies available to ACC at law or in equity with respect to a Rejected Receivable, ACC shall have the immediate right without notice to the Seller except as required by statute, at law, in equity or otherwise, to set off and otherwise apply any Damages owing to it with respect to a Rejected Receivable against any amounts payable or distributable to the Seller pursuant to this Agreement or otherwise.

    (d) Any direct payments by the Seller of Damages shall be effective only if paid to ACC.

    (e) All Receivables purchased by ACC hereunder that are not paid by an Obligor within 90 days of date of purchase by ACC shall be paid to ACC from Seller's reserve account.

7.  REASSIGNMENT OF REJECTED RECEIVABLES

    If the Seller has taken the corrective actions specified under Section 6(b) with respect to a Rejected Receivable, the full amount of the Damages with respect to a Rejected Receivable has been recovered by ACC from the deductions and transfers specified in accordance with Section 6(b) or the Seller has otherwise paid the full amount of the Damages with )respect to a Rejected Receivable, then such Rejected Receivable shall be reassigned by ACC to the Seller without recourse or warranty and ACC shall, upon such reassignment to the Seller, have no further ownership interest or rights in such Rejected Receivable or Collections thereon, and such Rejected Receivable shall no longer be deemed to be purchased hereunder.

8.  REPRESENTATIONS AND WARRANTIES OF THE Seller

    The Seller represents and warrants to ACC that, as of the date hereof, and shall be deemed to represent and warrant to ACC as of each Acquisition Date, as follows:

    (a) if a corporation, limited liability company, or partnership, the Seller has been duly organized and is validly existing and in good standing as a corporation, limited liability

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company, or partnership, as the case may be, under the laws of the jurisdiction of its organization and is duly qualified to conduct business in each State in which it conducts business;

    (b) the Seller has full power and authority to own or lease its properties and to conduct its business as presently conducted and to execute, deliver and perform the Seller Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby;

    (c) the execution, delivery and performance by the Seller of the Seller Agreements and all other instruments and documents to be delivered hereunder and the consummation of the transactions contemplated hereby are within the Seller's powers, have been duly and validly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrances upon any of its property or assets pursuant to the terms of, any indenture, mortgage, deed or trust, loan agreement or other agreement or instrument by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents (including its articles of incorporation and bylaws or partnership agreement, as the case may be) or of any statute or any order, rule or regulation of any court or governmental agency or body of the United States, any state or any political subdivision of either having jurisdiction over it or any of its properties or assets, and no consent, approval, authorization, order, registration, filing, qualification, license, or permit of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Seller in connection with the execution, delivery and performance by the Seller of the Seller Agreements, all other instruments and documents to be delivered hereunder and the consummation of the transactions contemplated hereby, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law;

    (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by the Seller of the Seller Agreements except for the filing of the UCC financing statements and the giving of notices referred to in Section 2(d), all of which, at the time required in Section 2(d), shall have been duly made and shall be in full force and effect;

    (e) each of the Seller Agreements has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or. other similar laws affecting the enforcement of creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

    (f) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, threatened, before any court, administrative agency, arbitrator, governmental body or other tribunal, (i) which, if determined adversely to the Seller, could have a material adverse effect on the business, operations, properties, assets or financial condition of the Seller, (ii) asserting the invalidity of any of the Seller Agreements, (iii) questioning the consummation by the Seller of any of the transactions contemplated by any of the Seller

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Agreements or (iv) which, if determined adversely, could materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability of, any of the Seller Agreements or the Commercial Receivables;

    (g) the Seller has all necessary permits, licenses, agreements, accreditation, certifications and Governmental consents to operate and conduct its business, including the provision of all services reflected in and giving rise to each Commercial Receivable, as it is presently being conducted, subject to minor exceptions and deficiencies which are not material and do not affect the conduct of its business and its ability to own, collect and sell or grant a security interest in any Commercial Receivables;

    (h) Exhibit C lists (i) the address of the chief executive office of the Seller and (ii) the location(s) of the office(s) where the Seller keeps all of its Commercial Receivables files. The Seller does not have an office in the States of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming:

    (i) there has been filed in proper form, or a filing extension from the appropriate governmental authority has been obtained with respect to, all federal, state, an local income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether. or not relating to taxes) required by law to be filed by or on behalf of the Seller with any governmental authority. All taxes, fees, assessments and charges of whatsoever nature due or payable by the Seller on or before the date hereof pursuant to said returns or reports or otherwise (including, without limitation, payments of estimated taxes and deposits of taxes withheld by or on behalf of the Seller) have been paid. There is no unpaid interest, penalty or addition to tax due or claimed to be due from, nor any unpaid tax deficiency determination or assessment outstanding against the Seller, nor any basis therefor known to the Seller. No governmental audits or investigations with respect to taxes are, to the Seller's knowledge, in progress with respect to the Seller, and no governmental authority has given notice that it will begin any such audit or investigation. All returns and reports required to be filed, and all taxes, fees, assessments and charges required to be paid, of whatsoever nature, have been so filed and paid. The Seller has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, ERISA, and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes, and has withheld (and duly segregated, deposited or paid over to the appropriate authorities) all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or benefits or any taxes or penalties for the Seller's failure to comply with any of the foregoing;

    (j) the information furnished by or on behalf of the Seller to ACC and to agents and employees of ACC prior to the date of this Agreement and during the term of this Agreement or in connection with any transaction contemplated by the Seller Agreements is and will be true and correct in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

    (k) the Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by the Seller Agreements; the Seller has not incurred debts or

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liabilities beyond its ability to pay; the Seller will, after giving effect to the transactions contemplated by the Seller Agreements, have an adequate amount of capital to conduct its business in the foreseeable future; the sales of Commercial Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present or future creditors of the Seller; and the Seller has valid business reasons for selling its interest in the Commercial Receivables rather than using the Commercial Receivables as collateral for a loan;

    (l) the legal name of the Seller is as set forth in Section 1 to this Agreement. Except as set forth in the Exhibit C, the Seller has not changed its name in the last six years and, during such period, the Seller did not use, and the Seller does not now use, any trade names, fictitious names, assumed names or "doing business as" names;

    (m) each pension plan or profit sharing plan to which the Seller is a party has been fully funded in accordance with the obligations of the Seller set forth in such plan;

    (n) the Seller is not a party to any unresolved disputes with any Obligor on a Commercial Receivable, without regard to whether the dispute with an Obligor involves a Commercial Receivable of the Seller which is offered for sale, or sold, to ACC under this Agreement, except as disclosed in writing to ACC;

    (o) there are no pending civil or criminal investigations involving the Seller or its officers and directors and neither the Seller nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation within the past five (5) years;

    (p) the Seller has executed and delivered the applicable Obligor Notice to each Obligor, with executed copies thereof also delivered to ACC, of a Commercial Receivable sold to ACC hereunder;

    (q) neither the federal government nor any other Person has asserted any claim or right to offset any liability or debt against any Governmental Receivable. The Seller has no overdue or delinquent liabilities or debt which could give rise to a right of the federal government or any other Person to offset such liabilities or debt against Governmental Receivables;

    (r) the Seller has heretofore delivered to ACC true and complete copies of the financial statements each of which fairly presents the financial position of the Seller as of the date thereof and the results of operations and changes in financial condition of the Seller for the period then ended and has been prepared in accordance with generally accepted accounting principles consistently applied. The books of account and records of the Seller are true and complete in all material respects and fairly reflect all the material properties, assets, liabilities and transactions of the Seller in accordance with generally accepted accounting principles consistently applied. All fees, charges, costs and expenses of any nature whatsoever associated with the ownership, operation and management of the business and the assets have been in all material respects fully and properly charged and reflected in the books and records of the Seller and in the Seller's financial statements, and such books and records and financial statements do not, because of the provision of services or the bearing of costs and expenses by any other person

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or for any other reason, understate in any material respect the true costs and expenses of conducting the Seller's business; and

    (s) all documents which have been or shall be delivered to ACC or filed with any governmental authority by or on behalf of the Seller pursuant to this Agreement or any other Seller Agreement or in connection with the transactions contemplated hereby are, of when so delivered or filed shall be, correct and complete in all material respects and, if applicable, in full force and effect.

9.  REPRESENTATIONS AND WARRANTIES CONCERNING COMMERCIAL RECEIVABLES SOLD
    TO ACC

    The Seller represents and warrants to ACC that, as of the date hereof, and shall be deemed to represent and warrant to ACC as of each Acquisition Date, as follows with respect to each Commercial Receivable purchased by ACC hereunder:

    (a) the Net Value of such Commercial Receivable is payable in full by an Eligible Obligor;

    (b) all Commercial Receivable Information and all information regarding such Commercial Receivable contained in the related Assignment is true and correct;

    (c) such Commercial Receivable has not been paid in whole or part;

    (d) the Seller has submitted all necessary documentation and supplied all necessary information for payment of such Commercial Receivable to the Obligor thereof and has fulfilled all of its other obligations in respect thereof, including verification of the eligibility of the Commercial Receivable for payment by such Obligor;

    (e) the Net Value of such Commercial Receivable is net of contractual allowances or other modifications;

    (f) neither such Commercial Receivable nor any related Contract has been compromised, adjusted, extended, satisfied, subordinated, rescinded, setoff or modified by the Seller and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense or modification, whether arising out of transactions concerning the Contract or otherwise, except as disclosed in writing to ACC;

    (g) true and correct copies of all invoices, agreements and other documents relating to the creation of such Commercial Receivable have been delivered to ACC or the ACC Servicer;

    (h)	such Commercial Receivable was owned, prior to its sale to ACC, by the Seller free and clear of any claim of ownership of any other Person and is not subject to any sale, lien, security interest, financing statement or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest, in favor of any Person other than as contemplated by this Agreement;

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    (i) no action, other than the execution and delivery of this Agreement and the related Assignment, the filing of ACC financing statements in the state in which the Seller's chief executive office is located, the execution and delivery of the appropriate Obligor Notices and the payment of the Initial Payment by ACC is required to perfect the interest of ACC, as a purchaser, assignee and transferee of accounts receivable, in such Commercial Receivable and all such actions have been or will be accomplished no later than the Acquisition Date therefor;

    (j) such Commercial Receivable complies with all laws and regulations applicable thereto;

    (k) such Commercial Receivable is in full force and effect and represents and constitutes a legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and constitutes an "account" under the UCC, as amended from time to time;

    (1) such Commercial Receivable does not constitute or has not constituted an obligation of any subsidiary, parent or other Person which is an affiliate of the Seller;

    (m) such Commercial Receivable (i) is payable, in an amount equal to not less than its Net Value, by the Eligible Obligor identified by the Seller as being obligated to do so, and is recognized as such by the applicable Eligible Obligor, (ii) is based on an actual and bona fide rendition of services to, or the furnishing of goods by the Seller in the ordinary course of its, business, (iii) is denominated and payable only in lawful currency of the United States, and (iv) is an account and is not evidenced by instruments or chattel paper within the meaning of the UCC;

    (n) such Commercial Receivable (i) is not subject to any setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by its Obligor, or (ii) is past, or within 120 days of, the statutory limit for collection applicable to its Obligor;

    (o) the goods and services provided and reflected in such Commercial Receivable, were ordered by the Obligor and the Obligor has received such goods or services.

    (p) the fees charged for the services or goods constituting the basis for such Commercial Receivable were reasonable fees charged in the Seller's community for the same or similar services or goods or, if the fees for services or goods were subject to limitations imposed by contracts for reimbursement from the related Obligor, such fees did not exceed the limitations so imposed, and such Commercial Receivable for which the fees are so restricted has been clearly identified to ACC as being subject to such restriction;

    (q) the only Obligor primarily liable on such Commercial Receivable is the Obligor identified in the applicable Commercial Receivable Information;

    (r) the Seller has the right to sell, assign and transfer such Commercial Receivable pursuant to this Agreement, no consent from the related Obligor or any other Person is required to effect the sale of such Commercial Receivable to ACC and this Agreement and each applicable Assignment vests and thereafter at all times will vest in ACC full right and title in such Commercial Receivable purported to be conveyed hereby and thereby, and such conveyance of such Commercial Receivable will constitute a valid assignment in such Commercial Receivable enforceable against the Seller and all creditors of and purchasers from the Seller;

    (s) the Seller has made all payments to any Obligor necessary to prevent the Obligor from offsetting an earlier overpayment to the Seller against any amount the Obligor owes on such Commercial Receivable;

    (t) the Seller has treated the assignment of such Commercial Receivable as a sale for all purposes, including without limitation tax and accounting, it being understood that it is the intention of the parties hereto that the assignment of any Commercial Receivable pursuant to this Agreement and any Assignment be treated as a sale for all purposes.

    (u) there are no procedures or investigations pending or threatened before any Governmental authority (i) asserting the invalidity of such Commercial Receivable or any Contract related thereto, (ii) relating to the bankruptcy or insolvency of the related Obligor, (iii) seeking the payment of such Commercial Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Commercial Receivable or any Contract related thereto;

    (v) neither such Commercial Receivable nor Contract related thereto contravenes in any material respect any federal, state or local laws, rules or regulations applicable thereto (including, without limitation, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;
and	.

    (w) such Commercial Receivable complies with such additional criteria and requirements (other than those relating to the collectibility of such Commercial Receivable). as ACC may from time to time specify to the Seller following 30 days' written notice.

It is understood that the representations and warranties of the Seller set forth herein do not constitute representations and warranties as to (i) the ultimate collectibility of any Commercial Receivable from its Obligor or for whom the services specified therein were rendered or (ii) the continuing financial solvency of any Obligor. Although some of the foregoing representations and warranties may have been made to the best of the Seller's knowledge, the Seller's lack of knowledge with respect to an inaccuracy in a particular representation or warranty shall still constitute a breach of the inaccurate representation or warranty. The performance or compliance by Seller as to all representations and warranties shall be determined for this purpose as if all qualifications to such warranties and representations based on knowledge or materiality were omitted.

    The Seller and ACC agree that, in the event that a breach of any of the foregoing representations or warranties with respect to a Commercial Receivable purchased by and/or assigned to ACC under this Agreement occurs, the obligations and liabilities of the Seller with respect to such breach shall be as set forth in Section 10(b) and the actions of ACC or its assigns against the Seller with respect to such breach shall be limited to recovery of Damages.

10. COVENANTS OF THE SELLER

    The Seller hereby agrees with and covenants to ACC and its successors and assigns, as follows:

    (a) If the Seller is a corporation, limited liability company or partnership, the Seller shall preserve and maintain its existence in good standing under the laws of the state of its organization and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of ACC hereunder or in the Commercial Receivables, or the ability of ACC, the ACC Servicer or the Seller Servicer to perform its respective obligations hereunder;

    (b) The Seller shall do nothing to impair ACC's right in any Commercial Receivable, or impede or interfere with the collection by ACC or any of its agents of any Commercial Receivable, or compromise, adjust, extend, satisfy, subordinate, rescind, set off or modify or otherwise permit or agree to any deviation from the terms or conditions of any Commercial Receivable;

    (c) The Seller shall comply, in all material respects, with all laws, acts, rules, regulations, orders, decrees and directions of any federal, state or local governmental authority Commercial Receivables or any part thereof or any related Contracts and with respect to the Seller and its business and properties; provided, however, that the Seller may contest any act, law, rule, regulation, order, decree or direction in any reasonable manner which shall not, in the judgment of the Purchaser, materially and adversely affect the rights of ACC in the Commercial Receivables. The Seller shall comply, in all material respects, with its obligations under the Contracts relating to Commercial Receivables;

    (d) The Seller shall not create, permit or suffer to exist, and shall defend ACC's rights to and interest in the Commercial Receivables against, "d take such other actions as are necessary to remove, any lien, claim or right in, to or on the Commercial Receivables, shall defend the right, title and interest of ACC in and to the Commercial Receivables against the claims and demands of all Persons whomsoever;

    (e) The Seller shall keep its books and accounts in accordance with generally accepted accounting principles, shall not include a Commercial Receivable on its books and records, and shall make a notation on its computer files and other physical books and records to indicate which of its Commercial Receivables have been sold to ACC. The Seller also shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Commercial Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Commercial Receivables (including, without limitation, records adequate to permit the daily identification of each Commercial Receivable and all Collections of and adjustments to each existing Commercial Receivable) and for providing the Commercial Receivables files;

    (f) The Seller shall advise ACC immediately (and in no event later than one Business Day following actual knowledge thereof), in reasonable detail,
(i) of any lien asserted or claim made against any of the Commercial Receivables purchased by or assigned to ACC and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate Net Value of such Commercial Receivables;

    (g) ACC and its representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Seller and ACC and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Seller agrees to render to ACC or its representatives, at the Seller's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that ACC acknowledges that, in exercising the rights and privileges conferred in this Section 10(7), it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. ACC agrees (and shall obtain a similar agreement from each of its representatives) that all such information, practices, books, correspondence and records are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality and agrees that (i) it shall retain in strict confidence and shall use its best efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public or is required by law to be disclosed. The Seller shall, from time to time during regular business hours as requested ACC, permit ACC, or its agents or representatives, to discuss matters relating to its Commercial Receivables or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters;

    (h) From time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that ACC may reasonably request in order to perfect, protect or more fully evidence the sale and transfer of the Commercial Receivables. Without limiting the generality of the foregoing, the Seller will upon the request of ACC execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of ACC, necessary or appropriate. The Seller hereby authorizes ACC, upon two Business Days' notice, to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Commercial Receivables purchased by or assigned to ACC now existing or hereafter arising without the signature of the Seller where permitted by law;

    (i) The Seller shall not, without providing 60 days' notice to ACC and without filing such amendments to any previously filed financing statements as ACC may require, (i) change the location of its chief executive office or the location of the offices where the records relating to the Commercial Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Seller in accordance with this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC;

    (j) The Seller shall make all payments to an Obligor necessary to prevent such Obligor from offsetting an earlier overpayment to the Seller against any amount which such Obligor owes with respect to a Commercial Receivable, and the Seller shall immediately notify ACC in the event of any action, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by an Obligor relating to a Commercial Receivable;

    (k) The Seller and its agents and representatives are hereby irrevocably constituted and designated as the Sellers attorney-in-fact, which irrevocable power of attorney is coupled with an interest (i) to endorse or sign the Seller's name to financing statements, remittances, invoices, assignments, checks, drafts or other instruments or documents in respect of the Commercial Receivables, (ii) to notify Obligors to make payments on the Commercial Receivables directly to ACC and (iii) to bring suit in the Seller's name and to settle or compromise such Commercial Receivables (other than Governmental Receivables) as ACC may, in its sole discretion, deem appropriate;

    (l) The Seller shall not take any action to cause any Commercial Receivable to be evidenced by an "instrument" (as defined in the UCC), except to the extent that (i) causing a Commercial Receivable to be evidenced by such an instrument is required for the collection of such Commercial Receivable or for the enforcement of any rights therein and (ii) the original copy of such instrument has been delivered to ACC;

    (m) The Seller shall pay any taxes relating to the transfer of Commercial Receivables purchased by or assigned to ACC;

    (n) The Seller shall treat the transactions contemplated by the Seller Agreements, including the assignment of each Commercial Receivable purchased by or assigned to ACC, as a sale for all purposes including, without limitation, tax and accounting, and shall reflect such sale treatment in all books, records, computer files, tax returns, financial statements and regulatory and governmental filings;

    (o) The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contracts related to the Commercial Receivables;

    (p) Until the termination of this Agreement, the Seller shall not, without the prior written consent of ACC:

        (1) except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim upon or with respect to, any Commercial Receivable or related Contract or assign any right to receive income in respect thereof,
or take any action that could give rise to, or omit to 	take any action
that could preclude or limit, a right of any other Person to set off any amount against any Commercial Receivables;

        (2) extend, amend or otherwise modify the terms of any Commercial Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

        (3) make any change in the character of its business or in its
credit and collection 	policy (except for changes required by state or
federal statutes, rules or regulations or for 	continued participation in
third-party payment programs), which change would, in either case, (x) impair the timing of collection or ultimate collectibility of any Commercial Receivable or (y) affect the ability of ACC, as appropriate, to perform its duties with respect to the Commercial Receivables;

        (4) prepare any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with ACC's ownership of the Commercial Receivables; or

        (5) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Eligible Commercial Receivable or (y) amend, modify or supplement in
any way or to any extent any financial 	class or change in any way or to
any extent the manner in which any financial class is 	treated or
reflected in the Seller's records (including, but not limited to, the Commercial Receivables files), without the express written consent of ACC;

    (q) The Seller agrees to indemnify, hold harmless and forever defend ACC from any and all liability and expenses arising out of the sale of goods, wares, merchandise, or services evidenced by the Commercial Receivables, whether asserted by the Seller, the Obligor on such Commercial Receivables or by any other Person;

    (r) In no event shall ACC be obligated to pursue, on the Seller's behalf, collection of the Commercial Receivables through use of litigation or otherwise; and

    (s) No provision hereof shall obligate ACC in any manner or to any degree, to the Seller or to any third party whether such third party is with or without notice of this Agreement, to perform for the Seller in regard to the underlying contract which gave rise to any Commercial Receivable. The Seller covenants and agrees to indemnify and hold ACC harmless for any and all performance, responsibility or duty owed by the Seller to any obligor for a Commercial Receivable or third party. The Seller also covenants and agrees to fully comply, in an acceptable manner, with the terms of any and all agreements with obligors for the Commercial Receivables to the extent such might affect the Commercial Receivables.

    (t) Seller covenants to provide, on a periodic basis, that financial information shown on Exhibit E attached hereto, and as described in Section 14(e) herein.

11. DEFAULT BY THE SELLER

    (a) Any of the following acts, omissions and/or events, shall be and are hereby defined as events of default by the Seller, in addition to any further events defined elsewhere as events of default by the Seller:

        (1) breach by the Seller of its agreements with any Obligor for a Commercial Receivable;

        (2) breach by the Seller of any obligation, covenant, representation or warranty of the Seller in any Seller Agreement (including this Agreement) or obligations with respect to substitution or payment of Damages with respect to Rejected Receivables and/or the Seller's obligation to make payments under Section 16; or

        (3) the insolvency or business failure of the Seller or Seller's Servicer or the Seller's assignment for the preference of certain creditors of the Commercial Receivables or placing the same in the custody of any court or the filing by or against the Seller or the Seller's Servicer of a petition for bankruptcy protection.

    (b) Upon the occurrence of an event of default, and at any time thereafter, ACC may elect, the Seller hereby expressly waiving notice, demand and presentment, to foreclose on the security interest granted by the Seller in Section 3 to secure amounts due and owing from the Seller; provided, however, that it is specifically agreed in all events, that upon such foreclosure, ACC must first proceed against the Reserve Account balance, and exhaust such, prior to any further action in regard to any other claims, including but not limited to claims for Damages, it may have against the Seller and, provided further, that nothing in this Section 11(b) shall be construed as granting ACC general recourse against the Seller for
(0i) amounts not collected on a Commercial Receivable purchased by ACC which is not a Rejected Receivable or (ii) amounts in excess of Damages with respect to a Rejected Receivable.

    (c) In the event of default and action by ACC pursuant to Section 11(b), ACC shall have the right to retain the balance of the Net Purchase Price held in the Reserve Account and to set off against amounts then held in the Reserve Account any and all Damages and further set off against any funds received by ACC, ACC Servicer or the Seller Servicer on behalf of the Seller. ACC shall have and may exercise any and all rights provided by the Uniform Commercial Code of the State of Texas and/or the State of Seller, to the maximum extent provided by said Code. ACC shall be entitled to avail itself of at such rights and remedies as may now or hereafter exist at law or in equity for the enforcement of the covenants herein and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the Uniform Commercial Code of Texas and/or State of Seller or by any other law of the State of the Seller, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

    (d) ACC may remedy any default, without waiving same, or may waive any default without waiving any prior or subsequent default.

    (e) The security interest herein granted shall not be affected by nor affect any other security taken for the indebtedness hereby secured, or any part thereof; and any extensions may be made of ACC's rights and this security interest and any releases may be executed or herein conveyed without affecting the priority of this security interest or the validity thereof with reference to any third person, and the holder of said rights shall not be limited by any election of remedies if he chooses to foreclose this security interest by suit.

    (f) Any requirement of reasonable notice to the Seller of the time and place of any sale of the collateral, or any other intended disposition thereof to be made, shall be met if such notice is mailed, postage prepaid, to the Seller at the last known business address of the Seller, as required by law.

    (g) The Seller hereby expressly acknowledges that, except with respect to a breach of a representation and warranty with respect to a purchased Commercial Receivable which causes such purchased Commercial Receivable to be a Rejected Receivable, the Seller's breach of any of the other covenants, obligations, representations or warranties contained in any Seller
Agreement or any Contract would cause irreparable injury and damage to ACC in a manner that could not be adequately compensated by monetary damages alone. The parties specifically agree that the breach or threatened breach by the Seller of any Seller Agreement or any Contract could cause ACC to suffer irreparable injury if injunctive relief is not granted and, therefore, ACC shall have the right, at its election and in addition to any and all other remedies available to it, upon any such breach or threatened breach, to seek immediate injunctive relief from a court of competent jurisdiction, requesting such orders and restraining the Seller from all actions which such court deems necessary to adequately protect ACC from further damage or injury. In any instance of a breach or threatened breach for which injunctive relief is deemed necessary by ACC, the Seller hereby waives demand or notice of default and waives the requirements, if any, for posting bond in connection with the granting of injunctive relief. Notwithstanding the foregoing, the remedy of ACC with respect to breach of a representation and warranty by the Seller contained in Section 8 which results in a purchased Commercial Receivable becoming a Rejected Receivable shall be limited to the right to the immediate receipt of the Damages with respect thereto and action, including equitable action and injunctive relief determined necessary by ACC to secure and obtain payment of such Damages.

12.  INDEMNIFICATION

    (a) Without limiting any other rights which ACC may have hereunder or under applicable law, the Seller hereby agrees to indemnify ACC from and against any and all amounts awarded against or incurred by it arising out of or as a result of this Agreement or ACC's interest in any Commercial Receivables, excluding, however, indemnified amounts resulting from gross negligence or willful misconduct on the part of ACC to which such indemnified amount would otherwise be due. Nothing in this Section 12(a) shall be construed as the Seller's guarantee of the ultimate collectibility of any Commercial Receivables. Without limiting the generality of the foregoing, the Seller shall indemnify ACC, its officers, directors and agents for indemnified amounts relating to or resulting from:

        (1) reliance on any representation or warranty made by the Seller (or any of its authorized officers) under or in connection with this Agreement, any information or report delivered by the Seller pursuant hereto which shall have been false or incorrect in any material respect when made or deemed made;

        (2) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Commercial Receivable or the nonconformity of any Commercial Receivable with any such applicable law, rule or regulation;

        (3) the failure to vest and maintain vested in ACC, as the purchaser, assignee and transferee of Commercial Receivables, a valid,
perfected, exclusive ownership 	interest in the Commercial Receivables sold,
assigned and transferred to ACC, together with all Collections related to such Commercial Receivables, free and clear of any lien, whether existing at the date of purchase by ACC or at any time thereafter;

        (4) the failure to file, in a timely manner, financing statements or other similar instruments or documents under the UCC or other applicable laws with respect to any Commercial Receivables sold, assigned and transferred to ACC, whether at the time of any purchase, assignment or transfer or at any subsequent time;

        (5) any dispute, claim, offset or defense of the Obligor to the
payment of any 	Commercial Receivables sold, assigned and transferred to
ACC (including, without limitation, a defense based on such Commercial Receivables not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms); or

        (6) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement.

    (b) Any Indemnified Amounts due hereunder shall be payable on demand.

13.  TERMINATION

    This Agreement shall continue in full force and effect until terminated by any party. Any party to this Agreement may, after the expiration of 365 from the date of this Agreement, terminate this Agreement upon giving to the other at least 30 days' prior written notice of termination by registered or certified mail given as provided in Section 14(h). ACC shall have the right to terminate this Agreement, by written notice to the Seller, at any time during which an event of default hereunder has occurred and is continuing. Termination, however, shall not relieve or discharge the Seller of its duties, obligations or covenants hereunder until all of the Seller's obligations to the Purchaser have been satisfied or paid in full, and all of the terms, provisions and conditions of this Agreement shall remain in effect. If, after receipt of any payment of all or any part of the Seller's obligations hereunder, the Purchaser is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and the Seller shall be liable to the Purchaser for, and shall indemnify and hold the Purchaser harmless for, the amount of such payment surrendered. The provisions of this Section 17 shall be and remain effective notwithstanding any contrary action which may have been taken by the Purchaser in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Purchaser's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 13 shall survive the termination of the Agreement.

14.  MISCELLANEOUS

    (a) This Agreement has been made and is performable in San Antonio, Texas, and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws rules thereof.

    The jurisdiction and venue for any suit instituted by any party (except for the enforcement of an equitable remedy by ACC under the provisions of
Section 11(g) hereof) arising in connection with the terms and conditions of this Agreement, its enforcement, breach or construction shall be instituted in the State of Texas, Bexar County, in a court of general subject matter jurisdiction and in no other venue or jurisdiction.

    THE SELLER AND ACC HEREBY CONSENT TO AND SUBMIT TO THE JURISDICTION AND VENUE OF THE COURT OF GENERAL SUBJECT MATTER JURISDICTION LOCATED IN BEXAR COUNTY, STATE OF TEXAS.

    (b) The Seller shall be liable for the full amount of attorneys' fees and other costs incurred by ACC in enforcing its rights hereunder and/or in taking any legal action to settle, collect or defend the Commercial Receivables or any part thereof or security interest therein, together with interest on unpaid amounts at the maximum rate permitted by law.

    (c) This Agreement, and the Exhibits and Appendices attached hereto from time to time, set forth the complete and entire understanding between the Seller and ACC as to the terms hereof. Such Agreement shall only be modified by a written instrument signed by all parties to be bound thereby.

    (d) Failure or delay by ACC in exercising any right hereunder shall not waive the later assertion of that right nor waive the Seller's future performance.

    (e) ACC shall at all times have access to the Seller's financial records and to those of any Seller's Servicer to the extent necessary to protect ACC's position hereunder and/or its ownership interest in purchased Commercial Receivables. The Seller shall furnish all financial data to ACC, immediately upon request for such from ACC, and from time to time; such financial data to include but not be limited to receipts for all required tax payments, proof of payment of all insurance, including workers' compensation payments, proof of payment of all current payables, Seller hereby agrees that he will provide to ACC that periodic financial information as shown on Exhibit E attached hereto, at such intervals as shown on Exhibit E.

    (f) All rights of ACC against the Seller, in the event of the nonperformance or breach by the Seller or the Seller's Servicer, shall survive the termination of this Agreement.

    (g) This Agreement shall be binding on and inure to the benefit of the parties hereto and their legal representatives, heirs, executors, administrators, successors and assigns.

    (h) Any notice to be given hereunder shall be sufficient if in writing and personally delivered or mailed, postage prepaid, by U. S. registered or certified mail, return receipt requested, to the parties' addresses as set forth below. Notice shall be deemed given two (2) Business Days following dispatch as set forth above.

    (i) The representations and warranties made by the Seller shall be true on the date of execution of this Agreement and the Seller shall reaffirm the truth of the representations and warranties on each day thereafter during the term of this Agreement. The representations and warranties made by the Seller shall survive the termination of this Agreement until the expiration of the statute of limitations period applicable to the claims that may be asserted against the Seller or the assets of the Seller.

    (k) Notwithstanding any term or provision hereof which expressly or impliedly indicates otherwise, no amount payable hereunder is payable as interest, for the use, forbearance or detention of monies, and the Seller covenants warrants and represents the truth thereof. All amounts payable hereunder are fees for services rendered and discounts. In the event any term or provision hereof is finally construed by any applicable governing authority to constitute interest, then in such event, but only in such event, such provision shall be modified without further notice or approval so that it is in compliance with the applicable governing usury laws. All amounts specifically designated as interest shall be forgiven to the extent they cannot be restructured so as to constitute legally imposed charges.
In no event shall this Agreement be interpreted or enforced to contract for, charge or authorize receipt of any interest in excess of the maximum nonusurious rate of interest chargeable under applicable law in regard to which no claim or defense of usury could successfully be asserted. Any amount determined by a court of proper jurisdiction as usurious interest shall be deemed a mistake and shall be refunded to the payor. Provided that nothing hereinabove shall limit any fees or expenses payable to ACC where such do not constitute "interest".

    Executed to be effective this 8th day of November, 2001.

                                        "ACC"
                                        ALAMO CAPITAL CORPORATION

                                        By: /s/  Phil Hooker
                                           Phil Hooker, President

                                        Address: 20655 IH 10 West
                                                 San Antonio, TX  78257

                                        "Seller"
                                        PSR NURSES, LTD

                                        /s/  William W. Riddle, Jr.
                                           William W. Riddle, Jr.
                                           President of the General Partner

                                        Address:  14114 Dallas Parkway,
                                                  Ste. 220
                                                  Dallas, TX 75040


BEFORE ME, the undersigned authority, on this day personally appeared William W. Riddle, Jr., President of the General Partner, of PSR NURSES, LTD, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he signed the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacities therein stated and as the act and deed of said corporation.

                                         Given under my hand and seal of
                                         office on this 8th, day of
                                         November,  2001.

	                                 /s/  Julia R. Routon
	                                 Notary Public, State of Georgia

                                         JULIA R. ROUTON
                                         Notary Public, Chatham County, GA
                                         My Commission Expires May 17, 2004

THE STATE OF GEORGIA

COUNTY OF CHATHAM

By signature below, and in exchange for sufficient, good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned "Guarantor" does personally, jointly and severally, guaranty the Seller's representations and warranties in Sections 8, 9 and I0, and the Seller's payment of any amounts owed as Damages in the above Agreement by party identified therein as Seller.

                                          Guarantor

                                         /s/  William W. Riddle, Jr.
                                         William W. Riddle, Jr.
                                         Date:    11/8/01


THE STATE OF GEORGIA

COUNTY OF CHATHAM

    BEFORE ME, the undersigned authority, on this day personally appeared William W. Riddle, Jr., Guarantor, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he signed the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

    Given under my hand and seal of office on this 8th day of November, 2001.

                                /s/  Julia R. Routon
                                Notary Public, State of GEORGIA

                                JULIA R. ROUTON
                                Notary Public, Chatham County, GA
                                My Commission Expires May 17, 2004

                               APPENDIX I

                              DEFINITIONS

    Except as otherwise specified or as the context of this Agreement may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Terms which are defined in the UCC and used in this Agreement without definition shall have the meanings assigned thereto in the UCC.

    "ACC" has the meaning set forth in Section 1 of this Agreement.

    "Acquisition Date" means, with respect to an individual Commercial Receivable, the Business Day as of which such Commercial Receivable is purchased by ACC under this Agreement, which date shall be the Business Day on which the Initial Payment for such Commercial Receivable is deemed paid to the Seller under this Agreement.

    "Agreement" has the meaning set forth in Section 1 of this Agreement.

    "Asset Value" means, as of any date with respect to a Commercial Receivable purchased by ACC hereunder, an amount equal to (i) the Initial Payment for that Commercial Receivable plus (ii) the Unpaid Fee, referred to in Exhibit A, with respect thereto minus (iii) all Collections applied against such Commercial Receivable; provided, however, that in no event shall the Asset Value of any Commercial Receivable ever be deemed to be less than zero nor more than its Net Value as of its Acquisition Date.

    "Assignment" means an agreement substantially in the form of Exhibit D hereto by which the Seller sells and assigns to ACC, as absolute owner, and ACC purchases from the Seller, all of the Seller's right, title and interest in and to Commercial Receivables accepted for purchase by ACC under this Agreement and listed in the schedule to such agreement.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Texas generally and the City of San Antonio, Texas, are authorized or obligated by law or executive order to close.

    "Collected Receivable" means a Commercial Receivable or Group of Commercial Receivables on which the Collections received by ACC equaled not less than that Commercial Receivables or Group of Commercial Receivables' Asset Value. For purposes of determining whether a Commercial Receivable is a Collected Receivable, amounts applied from the Reserve Account to that Commercial Receivables' Asset Value shall not be deemed to be Collections with respect to that Commercial Receivable.

    "Collections" means the amounts received or deemed received by ACC with respect to a Commercial Receivable.

    "Contract" means an agreement pursuant to or under which an Obligor is obligated to pay for services rendered or goods sold from time to time.

    "Commercial Receivable Information" means all documents, records, (and Records), and information of any nature whatsoever maintained by or available to Seller which is related to the Commercial Receivables.

    "Commercial Receivables" means accounts receivable billed to Obligors representing amounts due and owing to the Seller arising from the sale, rental or lease of goods or the provision of services (and services and sales ancillary thereto), including all rights and remedies of the Seller relating thereto, together with any and all proceeds in any way derived, directly or indirectly, therefrom. Commercial Receivables means both governmental and non-governmental receivables.

    "Damages" has the meaning set forth in Section 10(b).

    "Governmental Entity" or "Governmental Obligor" means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State, political subdivision or fiscal intermediary thereof which is obligated to make any payments with respect to Commercial Receivables representing amounts owing under any other program established by federal or state law which provides for payments for Commercial goods or services to be made the Sellers of such goods or services.

    "Governmental Receivable" means a Commercial Receivable that is payable by a Governmental Obligor.

    "Initial Payment" means, with respect to a Commercial Receivable purchased by ACC under this Agreement, an amount equal to (i) the then applicable Purchase Factor times (ii) that Commercial Receivable's Net Value.

    "Net Purchase Price" means the difference, if any (but not less than zero), between (i) the Purchase Price with respect to a Commercial Receivable and (ii) the Initial Payment therefor.

    "Net Value" means, with respect to a Commercial Receivable, the amount, determined by ACC as of the date of ACC's purchase of such Commercial Receivable, as collectible from the Obligor on such Commercial Receivable after giving effect to contractual allowances with respect thereto and any amounts determined by ACC to be not collectible from the Obligor on that Commercial Receivable.

    "Non-Governmental Obligor" means an Obligor that is not a Governmental
Entity.

    "Non-Governmental Receivable" means any Commercial Receivable that is payable by an Obligor other than a Governmental Entity.

    "Nonpurchased Receivables Collection"  has the meaning set forth in
Section 6(a) (1).

    "Obligor" means an Eligible Obligor which is identified by the Seller as being obligated to make payment of all or a portion of a Purchased Receivable.

    "Obligor Notice" means a notice to an Obligor of the assignment of Commercial Receivables from the Seller to ACC pursuant to this Agreement in the form of Exhibit H-1.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (including, without limitation, any Governmental Entity) whether acting in an individual, fiduciary or other capacity.

    "Seller Agreement" means this Agreement, each Assignment, the Servicing Agreement, if any, each certificate, document or agreement executed or delivered by the Seller pursuant to any of the foregoing.

    "Purchase Contract" shall mean this Agreement.

    "Purchaser" means ACC.

    "Purchase Factor" means Eighty (80%) Percent unless ACC determines, in its sole discretion, to increase or decrease such decimal, in which event "Purchase Factor" means the decimal set forth by ACC by written notice to the Seller, which revised Purchase Factor shall be used, unless thereafter changed by ACC, for determining the Initial Payment due for Commercial Receivables purchased by ACC hereunder on each Acquisition Date following the effective date of such change in the Purchase Factor.

    "Purchase Price" means, with respect to a Commercial Receivable purchased by ACC under this Agreement, an amount equal to the Initial Payment therefor plus Collections thereon from and after the Asset Value thereof has been reduced to zero.

    "Records" means all Contracts and other documents, information, books and other records maintained by the Seller, the Seller Servicer or the ACC Servicer with respect to Commercial Receivables, and the related Obligors. "Records" shall include, but not be limited to, computer programs, tapes, disks, punch cards, data processing software and related property and rights.

    "Reimbursable Expenses" means those expenses, and only those expenses, which are incurred in connection with the following activities performed in regard to the Commercial Receivables: (i) twenty dollars ($20.00) for each wire transfer, (ii) twelve dollars ($12.00) per package for overnight mail delivery; (iii) fifteen dollars ($15.00) per check for check certification;
(iv) three dollars ($3.00) per debtor for debtor notification; (v) ACC's cost for any performed credit inquiries, UCC searches, filing fees, and closing costs; (vi) any amount billed by any professional, including attorneys and accountants, ACC hires to assist in protecting or asserting ACC's rights hereunder or under any guaranties; and (vii) any amounts payable under Section 16 hereof.

    "Rejected Receivable" means a Commercial Receivable (i) with respect to which a material breach of a representation and warranty or a covenant contained in this Agreement has occurred and remains unremedied or (ii) on which payment has been denied in whole or in part by the Obligor thereon. "Rejected Receivable" shall include, without limitation, any Commercial Receivable having a Governmental Obligor and the payment on which has been diverted by the Seller away from the ACC Lockbox Account.

    "Reserve Account" means the account established by ACC as provided in
Section 10.

    "State" means any state of the United States of America, the District of Columbia and the Commonwealth of Puerto Rico.

    "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the specified jurisdiction or, if no other jurisdiction is specified, in the state in which the Seller is located. For purposes of this Agreement, the Seller shall be deemed located at its place of business if it has only one place of business and at its chief executive office if it has more than one place of business.

    "United States" means the United States of America, its territories and possessions.

    "Unpaid Fees" means the sum of all Fees due with respect to a Commercial Receivable purchased by ACC under this Agreement, such Fees calculated in accordance with Exhibit A hereto.

                               EXHIBIT A

                            ACC FEE SCHEDULE

    1. The fee earned by ACC for purchasing Commercial Receivables is based upon the following percentage of the Net Value of the Commercial
Receivables purchased (Base Rate);

    Two and nine point four seven one-hundredths (.0002947) of One Percent per day

    The Base Rate is based upon the current Prime rate plus Eight point two five (8.25%) percent, as published in the Wall Street Journal. At such time as the Prime rate in increased or decreased as evidenced by the Wall Street Journal, the discount fee for the fast batch of invoices purchased subsequent to the increase shall be adjusted accordingly.

                                 EXHIBIT B

                 ACC'S MAXIMUM PURCHASE CEILING - [ADJUSTABLE]
                 PROSPECTIVELY, BY ACC IN ITS SOLE DISCRETION

     Two point Five Million ($2,500,000.00) Dollars

                                 EXHIBIT C

                            Seller INFORMATION

Seller Address for Notices:

    14114 Dallas Parkway, Ste. 220
    Dallas, TX 75040

Address of Seller's Chief Executive Office:

    14114 Dallas Parkway, Ste. 220
    Dallas, TX 75040

Location of Seller's Commercial Receivable File and Records:

    14114 Dallas Parkway, Ste. 220
    Dallas, TX 75040

Name and Address of Seller Bank and the Account Officer:

    Darby Bank & Trust
    602 Mall Blvd.
    Savannah, GA 31406
    Account Officer: Brad Hunnings / Salita Hill

            AMENDMENT TO EXHIBIT A, ACC FEE SCHEDULE ATTACHED TO
           HEALTHCARE RECEIVABLES SALE AGREEMENT ("SALE AGREEMENT")
       DATED NOVEMBER 8, 2001 BY AND BETWEEN PSR NURSES, LTD AND ALAMO
                           CAPITAL CORPORATION

    WHEREAS, PSR NURSES, LTD and Alamo Capital Corporation executed and entered into a Health Care Receivables Sale Agreement ("Sale Agreement") dated November 8, 2001 for the consideration and purposes therein stated;

    WHEREAS, PSR NURSES, LTD and Medical Claims Services, Inc. executed and entered into a Government Medical Claims Servicing Agency Agreement ("Servicing Agreement") dated November 8, 2001 for the consideration and purposes therein stated;

    WHEREAS, PSR NURSES, LTD and Alamo Capital Corporation desire to amend the original Exhibit A, ACC Fee Schedule attached to Health Care
Receivables Sale Agreement ("Sale Agreement") dated November 8, 2001 by and between PSR NURSES, LTD and Alamo Capital Corporation as set forth herein.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree and hereby enter this Amendment to Exhibit A, ACC Fee Schedule Attached to Health Care Receivables Sale Agreement ("Sale Agreement") dated November 8, 2001 by and between PSR NURSES, LTD and
Alamo Capital Corporation ("Amendment") and Exhibit A, ACC Fee Schedule Attached to Health Care Receivables Sale Agreement ("Sale Agreement") shall be amended as follows:

                                 EXHIBIT A
                             ACC FEE SCHEDULE

    The Fee earned by ACC for purchasing Healthcare Receivables effective November 8, 2002 on any claims purchased with the dates of service after November 8, 2002, shall be as follows:

    Two and seven point seven eight one hundredths (.0002778%) Percent per day

    The fee is based upon the current Prime rate as published in the Wall Street Journal. At such time as the Prime rate is increased as evidenced by the Wall Street Journal, the fee for the first batch of claims purchased subsequent to the Increase shall be as follows: For each One quarter of a point of Prime rate increase, the fee shall be increased Two One-hundredths of One percent per day.

    Should any term, condition, or provision of the Sale Agreement or Servicing Agreement be in conflict with any term, condition, or provision contained in the Amendment, the terms, conditions, and provisions of this Amendment shall govern and control. All other provisions contained in the Sale Agreement and Servicing Agreement shall remain in full force and effect, unless modified or amended herein. This Amendment along with the respective Sale Agreement and Servicing Agreement and any previous amendments and/or addendum agreements to the same two agreements, constitute the entire agreement between the parties hereto and supersedes any prior agreements, written or oral, between the parties, other than as specified herein.
                                        "ACC"
                                        ALAMO CAPITAL CORPORATION

                                        By: /s/  Phil Hooker
                                        Phil Hooker, President

                                        "MCS"
                                        MEDICAL CLAIMS SERVICES, INC.

                                        By: /s/  Phil Hooker
                                        Phil Hooker, President

                                        "SELLER"
                                        PSR NURSES, LTD

                                        By: /s/  William W. Riddle
                                        Bill Riddle,
                                        President of the General Partner